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Preliminary Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-[4] Trust

$ 339,600,000

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Mortgage Securities Corp.

Seller

Washington Mutual Bank

Servicer

LaSalle Bank National Association

Trustee

April 5, 2006

Closing Date (approx.)	April 27, 2006
Investor Settlement Date (approx.)	April 28, 2006
First Distribution Date	May 25, 2006
Cut-Off Date	April 1, 2006

WaMu Capital Corp.
A Washington Mutual, Inc. Company

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE STATISTICAL CUT-OFF DATE, WHICH IS MARCH 1, 2006. THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE, WHICH IS APRIL 1, 2006. THE FINAL PROSPECTUS AND, ONCE AVAILABLE, PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Washington Mutual Mortgage Pass-Through Certificates,
WMALT Series 2006-[4] Trust

$ 339,600,000

Description of Certificates

	Principal Amount (Approx.) (1) (3)	WAL (Yrs) (2)	Pmt Window (Mths) (2)	Certificate Interest Rate	Tranche Type

Expected Ratings S&P/Moody’s

A-1	$308,916,000	2.86	05/06 – 03/14	6.50% (4)	Senior	AAA/Aaa
M-1	15,775,000	5.22	06/09 – 03/14	[6.22%] (5)	Subordinate	AA/Aa2
M-2	7,454,000	5.21	05/09 – 03/14	[6.40%] (6)	Subordinate	A/Aa3
M-3	5,201,000	5.20	05/09 – 03/14	[6.40%] (7)	Subordinate	BBB/Baa2
M-4	2,254,000	5.20	05/09 – 03/14	[6.40%] (8)	Subordinate	BBB-/Baa3
B-1	1,387,000	Not Offered Hereby		[6.40%] (9)	Subordinate	N/A
B-2	1,734,000	Not Offered Hereby		[6.40%] (10)	Subordinate	N/A
C	[ ]	Not Offered Hereby		[ ]		N/A

$                          Total:    339,600,000

(1)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Offered Certificates are shown based on the Pricing Prepayment Speed (as defined herein) and assuming the Optional Termination is exercised at the earliest Clean-Up Call Option Date.

(3)     Credit support for the Certificates will be provided through subordination, fully funded overcollateralization of approximately 1.15% and excess spread.

(4)     The Class A-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.50%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(5)     The Class M-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.22%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(6)     The Class M-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(7)     The Class M-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(8)     The Class M-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(9)     The Class B-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(10)The Class B-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Transaction Summary

Depositor: WaMu Asset Acceptance Corp. (“WAAC”).

Trust: Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-[4] Trust.

Servicer: Washington Mutual Bank (“WMB”).

Lead Manager: WaMu Capital Corp.

Trustee: LaSalle Bank National Association.

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date: April 1, 2006.

Statistical Cut-Off Date: March 1, 2006.

Closing Date: On or about April 27, 2006.

Servicing Fee: Initially 0.473%.

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in May 2006.

Due Period: For the Mortgage Loans, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Class A Certificates: Class A-1.

Class M Certificates: Classes M-1, M-2, M-3 and M-4.

Class B Certificates: Classes B-1 and B-2.

Fixed Rate Certificates: All Certificates.

Senior Certificates: Classes A-1 and R.

Subordinate Certificates: Class M and Class B.

Certificates: Senior Certificates and Subordinate Certificates.

Offered Certificates: Classes A-1, M-1, M-2, M-3 and M-4.

Non-Offered Certificates: Classes B-1, B-2 and C.

Registration: Each class of Offered Certificates will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment: For federal income tax purposes, one or more REMIC elections will be made with respect to the Trust.  The Offered Certificates will represent ownership of regular interests for federal tax income purposes.

SMMEA Treatment: The Class A-1 and Class M-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

ERISA Eligibility: The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

Optional Termination: The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (a “Clean-Up Call Option Date”).

Day Count: 30/360 for the Certificates.

Interest Accrual Period: The interest accrual period for the Certificates will be the calendar month prior to such Distribution Date.

Delay Days: 24 day delay for the Certificates.

Pricing Prepayment Speed: 25% CPR.

Compensating Interest: Compensating interest paid by the Servcier with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans: The Mortgage Loans consist of Alt-A, fixed rate, first lien residential mortgage loans with original terms to maturity of not more than 30 years.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Statistical Cut-off Date is $346,701,899, subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
GreenPoint Mortgage Funding, Inc.	42.9
UBS Real Estate Securities, Inc.	15.2
GMAC-RFC	10.7
All Other Originators Less Than 10%

See “Originator Disclosure” section.

Servicer Advances: The Servicer will advance principal and interest provided the Servicer determines the advance is recoverable from future payments.

Excess Spread: The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date.

Gross WAC:                                                                        7.4416%

Less Initial Servicing Fee:                                                  0.4730%

Net WAC:                                                                             6.9686%

Less Initial Certificate Coupon (Approx.):                      6.4819%

Initial Excess Spread:                                                           0.4867%

Pass-Through Rate: The “Pass-Through Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Servicing Fee.

Net WAC Cap: The “Net WAC Cap” is equal to the weighted average of the Pass-Through Rates of the Mortgage Loans.

Credit Enhancement:  Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;

2) Overcollateralization Amount; and

3) Subordination.

Accrued  Certificate Interest: For each class of Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date at the related Certificate Interest Rate as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount:    For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee.

Principal Remittance Amount:   For any Distribution Date, the sum of:

(i)  all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the related remittance date;

(ii)  the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs and all full prepayments received from the 15th day of the prior month through the 14th day of the month during which such Distribution Date occurs;

(iii)  the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv)  the principal portion of the repurchase price for any repurchased Mortgage Loans that were repurchased during the prior calendar month;

(v)  the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan that was substituted during the prior calendar month; and

(vi)               the principal portion of the termination price if the Optional Clean-Up Call is exercised.

Principal Distribution Amount: On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount: On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount: For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Servicing Fee) and available for distribution during the related Due

Period, over (y) the sum of interest payable on the Offered and Non-Offered Certificates on such Distribution Date and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount: For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Realized Losses on such Distribution Date.

Excess Subordinated Amount:   For any Distribution Date, means the excess, if any of (i) the  Overcollateralization Amount, over (ii) Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization

Amount: For any Distribution Date prior to the Stepdown Date, approximately 1.15% of the Aggregate Loan Balance as of the Cut-Off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 2.30% of the Aggregate Loan Balance for such Distribution Date, or (b) 0.35% of the Aggregate Loan Balance as of the Cut-Off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Net Monthly Excess Cashflow: For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates from the Interest Remittance Amount and Principal Remittance

Amount, respectively.

Overcollateralization Amount:  The “Overcollateralization Amount” is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.15% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Mortgage Insurance: As of the Statistical Cut-Off Date, all of the mortgage loans with LTV’s greater than 80% are covered by mortgage insurance.

Stepdown Date:  The earlier to occur of

(i) the Distribution Date on which the principal balance of the Senior

Certificates has been reduced to zero and

(ii) the later to occur of

a. the Distribution Date occurring in May 2009; and

b. the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 21.8%.

The following table sets forth the Initial Credit Enhancement Percentage and Step-Down Credit Enhancement Percentage for the Class A, Class M and Class B Certificates:

Class	Initial Credit Enhancement Percentage	Step-Down Credit Enhancement Percentage
A-1	10.90%	21.80%
M-1	6.35	12.70
M-2	4.20	8.40
M-3	2.70	5.40
M-4	2.05	4.10
B-1	1.65	3.30
B-2	1.15	2.30

Trigger Event:   A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 day+ rolling average equals or exceeds [35%] of the prior period’s Credit Enhancement Percentage for the Class A Certificates (the 60 day+ rolling average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Percentage
TBD	TBD
TBD	TBD
TBD	TBD
TBD	TBD
TBD	TBD

Credit Enhancement Percentage:  The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Allocation of Realized Losses: On each Distribution Date, the principal portion of all Realized Losses with respect to the Mortgage Loans will be allocated first to Net Monthly Excess Cashflow, second, to the Overcollateralization Amount, third to the Class B Certificates, in the reverse order of their numerical class designations (beginning with the class of Class B Certificates then outstanding with the highest numerical class designation), fourth to the Class M Certificates, in the reverse order of their numerical class designations (beginning with the class of Class M Certificates then outstanding with the highest numerical class designation), in each case until the Class Principal Balances of the respective classes of Subordinate Certificates have been reduced to zero.  An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its Class Principal Balance, after taking into account all distributions made on such Distribution Date.

Class A-1 Certificate Interest Rate: The Class A-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.50%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class M-1 Certificate Interest Rate: The Class M-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.22%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class M-2 Certificate Interest Rate: The Class M-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class M-3 Certificate Interest Rate: The Class M-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class M-4 Certificate Interest Rate: The Class M-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class B-1 Certificate Interest Rate: The Class B-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class B-2 Certificate Interest Rate: The Class B-2 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [6.40%] (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A Basis Risk  Carry Forward Amount:   As to any Distribution Date, the supplemental interest amount for the Class A Certificates will equal the sum of: (i) the excess, if any, of interest that the related class of Class A Certificates, as applicable, would otherwise be due at the related Certificate Interest Rate (without regard to the Net WAC Cap) over interest due on such class of Class A Certificates at a rate equal to the Net WAC Cap; (ii) any Basis Risk Carry Forward Amount for such class of Class A Certificates, as applicable, remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Certificate Interest Rate for such class of Class A Certificates (without regard to the Net WAC Cap).

Class M-1, M-2, M-3, M-4, B-1 and B-2 Basis Risk Carry  Forward Amounts: As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, B-1 and B-2 Certificates will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates’ applicable Certificate Interest Rate (without regard to the Net WAC Cap) over interest due on such class of certificates at a rate equal to the Net WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates’ applicable Certificate Interest Rate (without regard to the Net WAC Cap).

Class A Principal Distribution Amount:   Will be an amount equal to the excess of (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.2% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled  collections of principal received during the related Prepayment Period) and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately 0.35% of the aggregate scheduled principal balance of the Mortage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to suchDistribution Date, over (y) the lesser of (A) the product of (i) approximately 87.3% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the Class Principal Balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Class Principal Balance of the Class M-2 Certificates immediately prior to suchDistribution Date, over (y) the lesser of (A) the product of (i) approximately 91.6% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M-1 and Class M-2 Certificates (after taking into account any payment of the Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) approximately 94.6% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M-1, Class M-2 and Class M3 Certificates (after taking into account any payment of the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) approximately 95.9% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M Certificates (after taking into account any payment of the Class M Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) approximately 96.7% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M and Class B-1 Certificates (after taking into account any payment of the Class M and Class B-1 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) approximately 97.7% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Realized Losses: With respect to defaulted Mortgage Loans that are liquidated, the realized loss amount is equal to the portion of the principal balance remaining unpaid after the application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the  Servicer for the related advances and the applicable servicing fees in respect to such Mortgage Loans.

Distributions

Interest Distributions

On each Distribution Date, interest distributions from the Interest Remittance Amount will be distributed sequentially as follows:

1. to the Class A-1 Certificates, their Accrued Certificate Interest;

2. to the Class A-1 Certificates, their unpaid Accrued Certificate Interest, if any, from prior Distribution Dates;

3. to the Class M-1 Certificates, their Accrued Certificate Interest;

4. to the Class M-2 Certificates, their Accrued Certificate Interest;

5. to the Class M-3 Certificates, their Accrued Certificate Interest;

6. to the Class M-4 Certificates, their Accrued Certificate Interest;

7. to the Class B-1 Certificates, their Accrued Certificate Interest; and

8. to the Class B-2 Certificates, their Accrued Certificate Interest.

Principal Distributions

On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on or after the applicable Stepdown Date and on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1. first, to the holders of the Class A-1 Certificates until their respective Class Principal Balance has been reduced to zero;

2. second, from the Principal Distribution Amount remaining after making the distributions described above, in the following order of priority:

a. first, to the holders of the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

f. sixth, to the holders of Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1. first, to the holders of the Class A-1, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount;

2. second, from the Principal Distribution Amount remaining after making the distributions described above, in the following order of priority:

a. first, to the holders of the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero; and

f. sixth, to the holders of the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

On each Distribution Date any Net Monthly Excess Cashflow will be distributed sequentially as follows:

1. to the holders of the Certificates, as principal, the Extra Principal Distribution Amount, in the priority described above under Principal Distributions, until the Targeted Overcollateralization Amount has been achieved;

2. to the holders of the Class M-1 Certificates, their unpaid Accrued Certificate Interest;

3. to the holders of the Class M-2 Certificates, their unpaid Accrued Certificate Interest;

4. to the holders of the Class M-3 Certificates, their unpaid Accrued Certificate Interest;

5. to the holders of the Class M-4 Certificates, their unpaid Accrued Certificate Interest;

6. to the holders of the Class B-1 Certificates, their unpaid Accrued Certificate Interest;

7. to the holders of the Class B-2 Certificates, their unpaid Accrued Certificate Interest;

8. to the Class A-1 Certificates, any Class A-1 Basis Risk Carry Forward Amount for such Distribution Date;

9. sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 certificates up to their respective Basis Risk Carry Forward Amount for such Distribution Date; and

  10.  to the holders of the Class C Certificates.

ORIGINATOR DISCLOSURES

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.  GreenPoint originates loans through a nationwide network of production branches.  Loans are originated primarily through GreenPoint’s wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

UBS Real Estate Securities Inc.  UBS Real Estate Securities Inc. is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio. UBS Real Estate Securities Inc. maintains its principal office at 1285 Avenue of the Americas, New York, New York.

RFC, an indirect, wholly-owned subsidiary of GMAC Mortgage Group, Inc., is a Delaware corporation having its principal place of business in Minnesota. RFC is engaged in the business of (i) originating and acquiring residential mortgage loans from correspondent bankers and brokers and selling loans to public and private investors in the secondary markets in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the accounts of others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota and its telephone number is (952) 857-7000.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WMALT Series 2006-[4]
Mortgage Loans
Preliminary Collateral Information as of 03/01/06

AGGREGATE SUMMARY

TOTAL CURRENT BALANCE	$346,701,899
TOTAL ORIGINAL BALANCE	$346,813,382
NUMBER OF LOANS	1,669
		Minimum	Maximum
AVG CURRENT BALANCE	$207,730	$16,600	$1,430,000
AVG ORIGINAL BALANCE
WAVG GROSS COUPON	7.442%	5.750%	9.875%
WAVG ORIGINAL LTV	78.58	12	100
WAVG COMBINED LTV	85.97	11.77	100
WAVG FICO SCORE	690	591	818
WAVG ORIGINAL TERM	360	240	360
WAVG REMAINING TERM	357	236	360
WAVG SEASONING	3	0	10
NZ WAVG DTI RATIO	27%	0	70
PERCENT IO LOANS	56.71%
TOP STATE CONC	FL (12%), NY (11%), CA (8%)
PERCENT CA ZIPCODE	8.00%

Product Type

Product Type	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
Fixed - 20yr	3	510,259.93	0.15	6.91	701	66.9	72.07
Fixed - 30yr	1666	346,191,639.33	99.85	7.442	693	78.6	85.99
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Original Balance ($)

Original Balance ($)	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
0.01 - 50,000.00	56	2,208,882.64	0.64	7.601	699	74.89	82.67
50,000.01 - 100,000.00	326	24,765,796.02	7.14	7.449	702	77.53	84.56
100,000.01 - 150,000.00	331	41,353,381.92	11.93	7.451	698	78.55	86.37
150,000.01 - 200,000.00	257	44,481,341.97	12.83	7.49	693	78.81	86.77
200,000.01 - 250,000.00	206	46,239,467.24	13.34	7.433	692	79.47	86.59
250,000.01 - 300,000.00	143	39,385,870.78	11.36	7.382	686	78.21	84.72
300,000.01 - 350,000.00	108	35,197,067.98	10.15	7.407	683	80.3	87.76
350,000.01 - 400,000.00	92	34,502,951.09	9.95	7.477	691	79.71	86.11
400,000.01 - 450,000.00	42	17,743,932.76	5.12	7.409	696	78.74	89.19
450,000.01 - 500,000.00	46	21,777,562.90	6.28	7.424	703	77.78	84.94
500,000.01 - 550,000.00	19	9,885,887.82	2.85	7.496	695	78.03	85.12
550,000.01 - 600,000.00	18	10,374,049.23	2.99	7.28	679	78.83	85.81
600,000.01 - 650,000.00	10	6,198,986.81	1.79	7.551	695	76.65	86.56
650,000.01 - 700,000.00	5	3,412,000.00	0.98	7.872	685	76.04	80.06
700,000.01 - 750,000.00	2	1,456,000.00	0.42	7.5	672	80	90
750,000.01 - 800,000.00	1	769,470.10	0.22	7.875	786	70	70
800,000.01 - 850,000.00	1	825,000.00	0.24	7.625	767	75	90
850,000.01 - 900,000.00	1	900,000.00	0.26	7	696	80	83.56
900,000.01 - 950,000.00	2	1,843,000.00	0.53	7.688	691	64.01	63.91
950,000.01 - 1,000,000.00	2	1,951,250.00	0.56	7.304	690	72.96	84.83
1,000,000.01 >=	1	1,430,000.00	0.41	6.875	708	65	75
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Current Balance ($)

Current Balance ($)	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
0.01 - 50,000.00	56	2,208,882.64	0.64	7.601	699	74.89	82.67
50,000.01 - 100,000.00	326	24,765,796.02	7.14	7.449	702	77.53	84.56
100,000.01 - 150,000.00	331	41,353,381.92	11.93	7.451	698	78.55	86.37
150,000.01 - 200,000.00	257	44,481,341.97	12.83	7.49	693	78.81	86.77
200,000.01 - 250,000.00	207	46,489,376.93	13.41	7.433	692	79.47	86.64
250,000.01 - 300,000.00	142	39,135,961.09	11.29	7.382	686	78.2	84.66
300,000.01 - 350,000.00	108	35,197,067.98	10.15	7.407	683	80.3	87.76
350,000.01 - 400,000.00	92	34,502,951.09	9.95	7.477	691	79.71	86.11
400,000.01 - 450,000.00	42	17,743,932.76	5.12	7.409	696	78.74	89.19
450,000.01 - 500,000.00	46	21,777,562.90	6.28	7.424	703	77.78	84.94
500,000.01 - 550,000.00	19	9,885,887.82	2.85	7.496	695	78.03	85.12
550,000.01 - 600,000.00	18	10,374,049.23	2.99	7.28	679	78.83	85.81
600,000.01 - 650,000.00	10	6,198,986.81	1.79	7.551	695	76.65	86.56
650,000.01 - 700,000.00	5	3,412,000.00	0.98	7.872	685	76.04	80.06
700,000.01 - 750,000.00	2	1,456,000.00	0.42	7.5	672	80	90
750,000.01 - 800,000.00	1	769,470.10	0.22	7.875	786	70	70
800,000.01 - 850,000.00	1	825,000.00	0.24	7.625	767	75	90
850,000.01 - 900,000.00	1	900,000.00	0.26	7	696	80	83.56
900,000.01 - 950,000.00	2	1,843,000.00	0.53	7.688	691	64.01	63.91
950,000.01 - 1,000,000.00	2	1,951,250.00	0.56	7.304	690	72.96	84.83
1,000,000.01 >=	1	1,430,000.00	0.41	6.875	708	65	75
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Gross Mortgage Interest Rates (%)

Gross Mortgage Interest Rates (%)	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
5.500 - 5.999	1	417,000.00	0.12	5.75	718	63	63.18
6.000 - 6.499	17	4,897,994.20	1.41	6.244	719	77.56	79.34
6.500 - 6.999	202	50,367,934.88	14.53	6.807	704	77.22	81.52
7.000 - 7.499	638	122,766,564.47	35.41	7.267	697	78.86	86.06
7.500 - 7.999	612	125,686,769.49	36.25	7.626	687	78.37	87.26
8.000 - 8.499	151	32,146,669.60	9.27	8.188	687	80.06	87.48
8.500 - 8.999	44	9,696,253.49	2.8	8.612	676	80.39	90.15
9.000 - 9.499	2	340,566.27	0.1	9	667	95	95
9.500 - 9.999	2	382,146.86	0.11	9.685	658	80	95.19
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Original Term (Mo.)

Original Term (Mo.)	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
240	3	510,259.93	0.15	6.91	701	66.9	72.07
360	1666	346,191,639.33	99.85	7.442	693	78.6	85.99
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Stated Remaining Term (Mo.)

Stated Remaining Term (Mo.)	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
121 - 180	6	838,400.00	0.24	7.533	710	75.01	75.01
181 - 240	3	510,259.93	0.15	6.91	701	66.9	72.07
241 - 360	1660	345,353,239.33	99.61	7.442	693	78.6	86.02
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Seasoning

Seasoning	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
<= 1 month	204	50,992,551.00	14.71	7.349	695	78.93	86.87
2-5 months	1444	290,410,287.05	83.76	7.462	693	78.55	85.88
6-9 months	20	5,249,459.14	1.51	7.205	683	76.89	82.33
10-13 months	1	49,602.07	0.01	7	680	80	80
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Credit Scores

Credit Scores	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
<= 399	7	1,461,411.31	0.42	7.202	0	77.47	79.93
575 - 599	1	87,300.00	0.03	6.875	591	90	90
600 - 624	32	6,642,134.55	1.92	7.845	620	80.58	86.07
625 - 649	214	47,216,495.95	13.62	7.599	639	79.06	85.24
650 - 674	341	71,831,725.27	20.72	7.516	662	77.86	85.8
675 - 699	393	85,642,190.03	24.7	7.402	688	78.81	86.45
700 >=	681	133,820,642.15	38.6	7.354	735	78.55	86.09
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Original LTV

Original LTV	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
0.01 - 49.99	39	5,403,837.28	1.56	7.23	701	39.58	40.36
50.00 - 54.99	13	2,965,984.75	0.86	7.316	684	51.6	61.86
55.00 - 59.99	13	1,718,982.74	0.5	7.449	686	57.38	58.36
60.00 - 64.99	28	6,101,517.98	1.76	7.243	685	62.33	64.48
65.00 - 69.99	46	11,264,725.42	3.25	7.163	702	66.02	70.68
70.00 - 74.99	93	21,652,097.76	6.25	7.468	696	71.22	78.04
75.00 - 79.99	257	50,429,470.69	14.55	7.442	689	76.56	83.94
80.00 - 84.99	952	205,295,715.30	59.21	7.477	693	80.01	89.47
85.00 - 89.99	36	5,621,252.45	1.62	7.294	684	86.42	86.68
90.00 - 94.99	120	21,813,340.86	6.29	7.383	689	90.05	90.03
95.00 - 99.99	69	13,774,724.03	3.97	7.441	700	95	94.99
100.00 - 104.99	3	660,250.00	0.19	7.58	712	100	100
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

CBLTV

CBLTV	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
0.01 - 49.99	38	5,291,837.28	1.53	7.227	702	39.55	39.52
50.00 - 54.99	11	1,913,724.75	0.55	7.291	674	52.36	52.45
55.00 - 59.99	10	1,588,863.65	0.46	7.442	687	57.44	57.52
60.00 - 64.99	28	6,814,321.43	1.97	7.238	689	62.76	62.7
65.00 - 69.99	35	8,145,637.16	2.35	7.117	711	66.2	66.92
70.00 - 74.99	75	15,843,928.57	4.57	7.429	691	72.17	72.21
75.00 - 79.99	146	32,594,647.94	9.4	7.341	689	76.03	77.28
80.00 - 84.99	333	74,329,534.02	21.44	7.433	692	79.65	80.25
85.00 - 89.99	124	22,982,172.70	6.63	7.398	689	81.16	88.15
90.00 - 94.99	433	86,789,908.40	25.03	7.417	693	81.9	91
95.00 - 99.99	183	37,257,030.10	10.75	7.533	696	83.96	95.75
100.00 - 104.99	253	53,150,293.26	15.33	7.617	694	79.62	100
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 86.0%.

Occupancy Type

Occupancy Type	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
Investment	710	112,638,697.07	32.49	7.458	706	77.35	83.59
Primary	923	227,204,354.58	65.53	7.428	686	79.28	87.27
Second Home	36	6,858,847.61	1.98	7.638	679	75.37	82.15
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Property Type

Property Type	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
Hi Rise Condo	30	5,147,371.63	1.48	7.477	688	76.7	85.97
Housing Co-op	23	4,038,127.40	1.16	6.964	701	78.86	79.18
Condo	182	31,797,131.39	9.17	7.374	698	79.09	86.66
Duplex	195	47,583,219.10	13.72	7.334	693	77.95	84.4
Fourplex	80	21,411,270.65	6.18	7.516	701	76.57	84.58
PUD	202	48,714,081.03	14.05	7.47	688	80.75	89.73
Single Family	875	164,010,062.40	47.31	7.48	690	78.58	85.8
Townhouse	12	1,335,375.84	0.39	7.549	684	80.93	83.85
Triplex	70	22,665,259.82	6.54	7.421	707	76.61	84.17
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Loan Purpose

Loan Purpose	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
Purchase	871	171,563,672.62	49.48	7.497	700	80.59	91.02
Refi - Cash Out	627	146,119,766.95	42.15	7.396	685	76.24	79.95
Refi - Rate Term	171	29,018,459.69	8.37	7.344	687	78.48	86.48
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Documentation Type

Documentation Type	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
No Doc/NINA	412	86,949,715.41	25.08	7.462	696	77.86	81.28
No Ratio/NORA	140	36,283,960.86	10.47	7.604	692	77.61	85.11
Red/Low/Expr/Stated	857	183,899,378.08	53.04	7.425	692	78.51	87.38
Full Documentation	260	39,568,844.91	11.41	7.327	692	81.36	90.54
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Lien Position

Lien Position	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
1st	1669	346,701,899.26	100	7.442	693	78.58	85.97
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

State

State	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
NY	180	53,965,238.87	15.57	7.288	700	76.02	81.38
CA	128	38,918,796.48	11.23	7.298	689	74.32	81.48
FL	195	38,061,158.99	10.98	7.567	689	79.42	86.82
NJ	111	33,530,928.23	9.67	7.495	686	81.14	88.87
AZ	73	16,551,285.59	4.77	7.624	691	79.75	85.92
IL	69	15,418,970.97	4.45	7.617	687	79.08	88.75
MD	60	13,268,964.58	3.83	7.471	680	78.88	87.29
TX	100	10,720,489.71	3.09	7.37	708	81.17	90.26
VA	35	10,215,809.98	2.95	7.486	688	79.14	86.66
MA	38	10,184,623.24	2.94	7.473	698	78.19	86.12
GA	66	9,309,823.28	2.69	7.542	685	78.96	89.81
OR	45	9,098,115.90	2.62	7.511	696	77.57	83.6
MI	46	6,852,130.67	1.98	7.483	692	80.79	91.22
WA	31	6,615,115.83	1.91	7.34	693	79.09	86.02
CO	31	5,702,436.70	1.64	7.451	708	81.42	88.24
OH	56	5,570,789.94	1.61	7.34	686	80.96	89.83
PA	40	5,369,671.85	1.55	7.529	683	81.14	88.08
NV	21	4,913,246.14	1.42	7.33	683	82.62	87.75
NC	44	4,797,620.86	1.38	7.433	705	81.35	87.31
CT	16	4,172,395.35	1.2	7.417	707	78.08	85.32
HI	9	3,527,267.77	1.02	6.976	683	72.77	78.09
NM	23	3,269,045.35	0.94	7.498	710	81.68	88.4
MN	17	3,262,097.28	0.94	7.353	693	80.3	89.44
IN	27	3,133,184.71	0.9	7.563	705	81.13	93.04
NH	11	3,062,179.92	0.88	7.658	717	75.71	83.25
MO	27	2,998,146.89	0.86	7.647	699	81.49	85.62
UT	18	2,572,764.35	0.74	7.387	701	79.79	90.98
ID	17	2,564,622.22	0.74	7.263	720	81.59	92.08
SC	17	2,168,268.26	0.63	7.333	696	83.93	88.64
KS	14	2,022,036.34	0.58	7.581	681	80.73	87.52
LA	13	1,682,519.26	0.49	7.48	693	79.76	94.04
TN	11	1,471,059.97	0.42	7.489	696	78.12	90.33
AL	15	1,416,926.73	0.41	7.656	704	79.93	86.33
DC	3	1,253,600.00	0.36	7.511	678	80	93.29
MT	5	1,226,009.05	0.35	7.763	699	72.61	76.41

State (cont’d)

State	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
WI	8	1,127,277.93	0.33	7.596	696	82.51	90.07
RI	4	962,200.00	0.28	7.305	690	69.81	75.49
DE	4	868,550.97	0.25	7.769	660	81.34	89.18
IA	6	857,062.69	0.25	7.36	696	86.64	87.86
OK	8	621,086.35	0.18	7.347	671	80.48	93.33
NE	6	600,598.69	0.17	7.525	704	77.22	90.19
AK	2	566,400.00	0.16	7.845	714	80	85.37
ME	4	511,400.00	0.15	7.39	679	79.47	79.47
WV	3	454,481.92	0.13	7.536	750	79.48	97.25
AR	3	359,498.61	0.1	7.328	699	89.39	89.37
VT	2	280,725.19	0.08	7.544	727	75.17	100
KY	2	189,901.25	0.05	7.946	677	74.79	92.19
SD	2	181,508.25	0.05	6.732	706	80	80
MS	2	173,866.15	0.05	7.321	720	80	80
WY	1	80,000.00	0.02	7.875	692	80	90
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

Prepayment Penalty Term

Prepayment Penalty Term	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
0	1042	236,507,600.14	68.22	7.494	691	79.51	86.83
6	4	1,400,439.61	0.4	7.545	690	75.98	85.38
12	301	47,524,835.39	13.71	7.363	704	75.77	82.28
24	18	4,479,012.71	1.29	7.097	692	72.67	79.27
30	5	548,145.66	0.16	7.204	701	78.98	91.13
36	201	40,498,273.56	11.68	7.339	689	76.93	85.81
42	3	411,819.06	0.12	7.452	666	80	91.98
60	95	15,331,773.13	4.42	7.255	695	79.16	86.32
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

DTI (%)

DTI (%)	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
Not Compiled	374	84,960,414.74	24.51	7.605	693	77.96	82.72
0.02 - 20.00	97	15,557,662.36	4.49	7.393	707	76.59	83.11
20.01 - 25.00	89	13,738,884.20	3.96	7.354	706	78.21	84.61
25.01 - 30.00	145	26,132,123.56	7.54	7.43	693	77.96	84.66
30.01 - 35.00	270	55,091,918.22	15.89	7.404	699	78.66	87.21
35.01 - 40.00	363	74,955,191.84	21.62	7.322	689	79.42	87.79
40.01 - 45.00	191	43,954,460.78	12.68	7.444	691	78.85	88.91
45.01 - 50.00	122	27,958,771.33	8.06	7.454	680	80.36	89.25
50.01 - 55.00	8	1,428,677.70	0.41	7.412	677	79.78	83.63
55.01 - 60.00	8	2,541,794.53	0.73	7.094	696	70.55	71.16
60.01 >=	2	382,000.00	0.11	7.17	681	60.81	60.98
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.2%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

Interest Only Period

Interest Only Period	# of Loans	Agg Prin Bal	Pct by Bal (%)	WAC	W Avg FICO	W Avg Orig LTV (%)	W Avg Comb LTV (%)
0	824	150,083,065.82	43.29	7.375	695	77.9	83.53
60	1	122,400.00	0.04	7.5	673	80	100
120	844	196,496,433.44	56.68	7.492	691	79.1	87.84
Total:	1669	346,701,899.26	100	7.442	693	78.58	85.97

IMPORTANT NOTICE REGARDING COMPUTATIONAL MATERIALS.

The attached tables have been prepared and are being furnished to you by WaMu Capital Corp.  The issuer of the securities did not participate in the preparation of these materials.  THE INFORMATION IN THE REMAINDER OF THIS COMMUNICATION HAS NOT BEEN APPROVED OR AUTHORIZED BY THE ISSUER.

The following assumptions were used to create the tables below:

-          The Pricing Prepayment Speed stated on  page 5

-          30% Loss Severity, 100% advancing of principal and interest

-          There is a 12 month lag

-          Priced to call with collateral losses calculated through maturiry

-          The Class M-1 Certificates are priced at 100.0000%; the Class M-2 Certificates are priced at 99.7031%; the Class M-3 Certificates are priced at 97.2188%; and the Class M-4 Certificates are priced at 94.0156%.

Breakeven CDR Tables

		First Dollar of Loss	0% Return
Class M-1	CDR %	10.52	13.34
	Yield	6.20	0.03
	WAL (yrs)	5.99	5.32
	Mod Duration	4.87	4.69
	Prin Window	04/12 – 04/12	12/11 - 12/11
	Prin Writedown	19,359.57 (0.12%)	5,139,640.32 (32.58%)
	Total Collateral Loss	28,775,9117.38 (8.30%)	34,313,660.91 (9.90%)

		First Dollar of Loss	0% Return
Class M-2	CDR %	6.92	8.20
	Yield	6.42	0.06
	WAL (yrs)	6.58	5.93
	Mod Duration	5.21	5.08
	Prin Window	11/12 – 11/12	08/12 - 08/12
	Prin Writedown	23,659.83 (0.32%)	2,797,979.62 (37.54%)
	Total Collateral Loss	20,595,360.49 (5.94%)	23,664,263.11 (6.83%)

		First Dollar of Loss	0% Return
Class M-3	CDR %	4.77	5.64
	Yield	6.89	0.02
	WAL (yrs)	6.91	6.20
	Mod Duration	5.39	5.29
	Prin Window	03/13 – 03/13	01/13 - 01/13
	Prin Writedown	14,731.19 (0.28%)	2,181,134.04 (41.94%)
	Total Collateral Loss	14,983,556.43 (4.32%)	17,327,829.98 (5.00%)

		First Dollar of Loss	0% Return
Class M-4	CDR %	3.92	4.30
	Yield	7.43	0.24
	WAL (yrs)	7.08	6.53
	Mod Duration	5.45	5.37
	Prin Window	05/13 – 05/13	04/13 - 04/13
	Prin Writedown	19,742.91 (0.88%)	1,040,598.33 (46.17%)
	Total Collateral Loss	12,589,177.09 (3.63%)	13,672,749.73 (3.94%)

Net WAC Cap:    The table below was created assuming the Pricing Prepayment Speed.  No representation is made that the mortgage loans will prepay in the manner or at the rate assumed in the table.  Therefore, there is no guarantee that the actual weighted average net rate of the mortgage loans on any distribution date will equal the corresponding rate shown in the table below.

Distribution Date		Distribution Date		Distribution Date
	Net WAC Cap %		Net WAC Cap %		Net WAC Cap %

25-May-06	6.9686	25-Jan-09	6.9694	25-Sep-11	6.9704
25-Jun-06	6.9686	25-Feb-09	6.9694	25-Oct-11	6.9704
25-Jul-06	6.9686	25-Mar-09	6.9694	25-Nov-11	6.9704
25-Aug-06	6.9686	25-Apr-09	6.9695	25-Dec-11	6.9705
25-Sep-06	6.9687	25-May-09	6.9695	25-Jan-12	6.9705
25-Oct-06	6.9687	25-Jun-09	6.9695	25-Feb-12	6.9706
25-Nov-06	6.9687	25-Jul-09	6.9695	25-Mar-12	6.9706
25-Dec-06	6.9687	25-Aug-09	6.9696	25-Apr-12	6.9706
25-Jan-07	6.9688	25-Sep-09	6.9696	25-May-12	6.9707
25-Feb-07	6.9688	25-Oct-09	6.9696	25-Jun-12	6.9707
25-Mar-07	6.9688	25-Nov-09	6.9697	25-Jul-12	6.9707
25-Apr-07	6.9688	25-Dec-09	6.9697	25-Aug-12	6.9708
25-May-07	6.9688	25-Jan-10	6.9697	25-Sep-12	6.9708
25-Jun-07	6.9689	25-Feb-10	6.9698	25-Oct-12	6.9708
25-Jul-07	6.9689	25-Mar-10	6.9698	25-Nov-12	6.9709
25-Aug-07	6.9689	25-Apr-10	6.9698	25-Dec-12	6.9709
25-Sep-07	6.9689	25-May-10	6.9698	25-Jan-13	6.9710
25-Oct-07	6.9690	25-Jun-10	6.9699	25-Feb-13	6.9710
25-Nov-07	6.9690	25-Jul-10	6.9699	25-Mar-13	6.9710
25-Dec-07	6.9690	25-Aug-10	6.9699	25-Apr-13	6.9711
25-Jan-08	6.9690	25-Sep-10	6.9700	25-May-13	6.9711
25-Feb-08	6.9691	25-Oct-10	6.9700	25-Jun-13	6.9712
25-Mar-08	6.9691	25-Nov-10	6.9700	25-Jul-13	6.9712
25-Apr-08	6.9691	25-Dec-10	6.9701	25-Aug-13	6.9712
25-May-08	6.9692	25-Jan-11	6.9701	25-Sep-13	6.9713
25-Jun-08	6.9692	25-Feb-11	6.9701	25-Oct-13	6.9713
25-Jul-08	6.9692	25-Mar-11	6.9702	25-Nov-13	6.9714
25-Aug-08	6.9692	25-Apr-11	6.9702	25-Dec-13	6.9714
25-Sep-08	6.9693	25-May-11	6.9702	25-Jan-14	6.9715
25-Oct-08	6.9693	25-Jun-11	6.9703	25-Feb-14	6.9715
25-Nov-08	6.9693	25-Jul-11	6.9703	25-Mar-14	6.9715
25-Dec-08	6.9693	25-Aug-11	6.9703